Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jul 31, 2002
Payment Date	Aug 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.838750%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2002	Jul 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	85,865,005	18,800,000	24,500,000	17,800,000	7,900,000	14,837,196
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.008750%	2.158750%	2.258750%	2.488750%	2.838750%
Interest/Yield Payable on the Principal Balance	148,526	34,948	47,653	38,147	19,311
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	148,526	34,948	47,653	38,147	19,311
Interest/Yield Paid	148,526	34,948	47,653	38,147	19,311

Summary

Beginning Security Balance	85,865,005	18,800,000	24,500,000	17,800,000	7,900,000	14,837,196
Beginning Adjusted Balance	85,865,005	18,800,000	24,500,000	17,800,000	7,900,000
Principal Paid	8,418,952	0	0	0	0	37,196
Ending Security Balance	77,446,052	18,800,000	24,500,000	17,800,000	7,900,000	14,835,355
Ending Adjusted Balance	77,446,052	18,800,000	24,500,000	17,800,000	7,900,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	83,866,332	17,396,458	21,207,788	13,148,492	2,606,156
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					4,887,472
Ending OC Amount as Holdback Amount						9,738,632
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1870599	$0.6689847	$0.7018166	$0.7726759	$0.5235425
Principal Paid per $1000	$10.6032143	$0.0000000	$0.0000000	$0.0000000	$0.0000000